As filed with the Securities and Exchange Commission on November 29, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
TECHNITROL, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-1292472 (I.R.S. Employer Identification Number)
1210 Northbrook Drive
Suite 470
Trevose, 19053
(215) 355-2900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Technitrol, Inc. Board of Directors Stock Plan
(Full title of the Plan)
Drew A. Moyer
Senior Vice President and Chief Financial Officer
Technitrol, Inc.
1210 Northbrook Drive, Suite 470
Trevose, PA 19053
(215) 355-2900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price	aggregate offering	Amount of
registered	registered (1)	per share (2)	price (3)	registration fee
Common Stock, $.125 par value per share	45,000	$16.77	$754,650	$80.75

(1)	Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Technitrol, Inc. Board of Directors Stock Plan (the “Plan”) are hereby registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Pursuant to Rule 457(c) and (h) under the Securities Act, the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on November 25, 2005 has been used to determine the registration fee.

(3)	Estimated solely for the purpose of determining the registration fee.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Technitrol, Inc. Board of Directors Stock Plan, as amended
Opinion of Counsel
Consent of Indepedent Registered Public Accounting Firm

EXPLANATORY NOTE
     This Registration Statement relates to an amendment to the Technitrol, Inc. Board of Directors Stock Plan to increase the number of common shares authorized to be issued under the Plan from 60,000 (adjusted for the stock dividend effective November 27, 2000) to 105,000 shares. The contents of Technitrol’s Registration Statement on Form S-8 with respect to the Plan, registration no. 333-55751, filed with the Securities and Exchange Commission (the “Commission”) on June 1, 1998, is hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 45,000 common shares not previously registered.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Technitrol, Inc. Board of Directors Stock Plan, as amended

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant Technitrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on November 29, 2005.

TECHNITROL, INC.

/s/ James M. Papada, III

James M. Papada, III
Chairman, President and
Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
     Each person whose signature appears below constitutes and appoints Drew A. Moyer and James M. Papada, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ James M. Papada, III	Chairman, President and	November 29, 2005
James M. Papada, III	Chief Executive Officer
(Principal Executive Officer)

/s/ Drew A. Moyer	Senior Vice President and	November 29, 2005
Drew A. Moyer	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ Alan E. Barton	Director	November 29, 2005
Alan E. Barton

Name	Title	Date

/s/ John E. Burrows, Jr.	Director	November 29, 2005
John E. Burrows, Jr.

/s/ David H. Hofmann	Director	November 29, 2005
David H. Hofmann

/s/ Dennis J. Horowitz	Director	November 29, 2005
Dennis J. Horowitz

/s/ Edward M. Mazze	Director	November 29, 2005
Edward M. Mazze

/s/ C. Mark Melliar-Smith	Director	November 29, 2005
C. Mark Melliar-Smith

EXHIBIT INDEX

Exhibit No.	Description

4.1	Technitrol, Inc. Board of Directors Stock Plan, as amended

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page)